UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2023

Shockwave Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38829	27-0494101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5403 Betsy Ross Drive
Santa Clara, California 95054
(Address of Principal Executive Offices) (Zip Code)
(510) 279-4262
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SWAV	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.     Completion of Acquisition or Disposition of Assets.

On April 11, 2023 (the “Effective Time”), Shockwave Medical, Inc., a Delaware corporation (“Shockwave”), completed the previously announced acquisition of Neovasc Inc., a corporation existing under the Canada Business Corporations Act (“Neovasc”), in accordance with an Arrangement Agreement (the “Arrangement Agreement”), pursuant to which Shockwave acquired all of the issued and outstanding common shares of Neovasc and Neovasc became a wholly owned subsidiary of Shockwave (the “Arrangement”) by means of a plan of arrangement (the “Plan of Arrangement”) under the Canada Business Corporations Act.

Arrangement Consideration

Pursuant to the Arrangement Agreement and the Plan of Arrangement, at the Effective Time, each common share of Neovasc that was issued and outstanding immediately prior to the Effective Time was transferred to Shockwave in exchange for $27.25 per share in cash (the “Cash Consideration”) and one contingent value right (a “CVR” and, together with the Cash Consideration, the “Per Share Consideration”) entitling the holder to receive up to $12.00 per share in cash, with such receipt and amount contingent on if the U.S. Food and Drug Administration grants marketing approval for the device known as the Neovasc Reducer for the treatment of angina within specified timeframes set forth in the Arrangement Agreement.

Treatment of Shockwave’s Incentive Securities

At the Effective Time (a) each restricted share unit in respect of Neovasc common shares and each share appreciation right in respect of Neovasc common shares outstanding immediately prior to the Effective Time was deemed to have vested and been transferred to Neovasc in exchange for the Per Share Consideration, net of applicable tax withholding, and (b) each option in respect of Neovasc common shares (“Option”) for which the Cash Consideration exceeded the per share exercise price of such Option was deemed to have vested and been transferred to Neovasc in exchange for an amount equal to the Cash Consideration less the applicable exercise price in respect of such Option and one CVR, net of applicable tax withholding.

The foregoing summary of the Arrangement Agreement and the transactions contemplated thereby does not purport to be a complete description of all the parties’ rights and obligations under the Arrangement Agreement and is qualified in its entirety by reference to the full text of the Arrangement Agreement, a copy of which was filed as Exhibit 2.1 to Shockwave’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 17, 2023 (the “January 8-K”) and is incorporated herein by reference.

The Arrangement Agreement filed as Exhibit 2.1 to the January 8-K is intended to provide investors and stockholders with information regarding the terms of the Arrangement. It is not intended to provide any factual information about Shockwave or Neovasc. Further, the representations, warranties, covenants and agreements contained in the Arrangement Agreement, which were made only for purposes of that agreement and as of specific dates, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Arrangement Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and stockholders. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the Arrangement Agreement, which subsequent information may or may not be fully reflected in Shockwave’s or Neovasc’s public disclosures. The Arrangement Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Shockwave that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and Forms 8-K and other documents that Shockwave files or has filed with the SEC.

On April 11, 2023, Shockwave issued a press release announcing the consummation of the Arrangement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued by Shockwave Medical, Inc., dated April 11, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shockwave Medical, Inc.

Date: April 11, 2023	By:	/s/ Daniel K. Puckett
Daniel K. Puckett
Chief Financial Officer